GAS SALE AND PURCHASE AGREEMENT
                                    between,
                          ENERGY CORPORATION OF AMERICA
                                       and
                      ALLEGHENY ENERGY SERVICE CORPORATION

                 TABLE  OF  CONTENTS

                                                       Page
                                                       ----
ARTICLE I      DEFINITIONS                               1
ARTICLE II     VOLUMES AND PRICE                         3
ARTICLE III    CLOSING AND CONSIDERATION                 6
ARTICLE IV     POINT(S) OF DELIVERY                      8
ARTICLE V      TERM                                      8
ARTICLE VI     TERMINATION                               8
ARTICLE VII    LIMITATION OF LIABILITY/ REMEDIES        10
ARTICLE VIII.  TAXES                                    11
ARTICLE IX     MEASUREMENT                              11
ARTICLE X      QUALITY                                  12
ARTICLE XI     DELIVERY PRESSURE                        12
ARTICLE XII    REFUSAL                                  12
ARTICLE XIII.  POSSESSION OF GAS AND WARRANTY OF TITLE  13
ARTICLE XIV .  FORCE MAJEURE                            13
ARTICLE XV     SUCCESSORS AND ASSIGNS                   15
ARTICLE XVI .  WAIVER OF DEFAULT                        15
ARTICLE XVII.  RULES AND REGULATIONS                    15
ARTICLE XVIII  GOVERNING LAW                            16
ARTICLE XIX .  COMPLETE AGREEMENT                       16
ARTICLE XX     HEADINGS                                 16
ARTICLE XXI .  NOTICES                                  16

                         GAS SALE AND PURCHASE AGREEMENT

          THIS AGREEMENT, made and entered into as of the 20th day of December, 1999, by and between Energy Corporation of America, a West Virginia corporation, or its designated affiliate, (hereinafter referred to as "Seller"), and Allegheny Energy Service Corporation, a Maryland corporation, (hereinafter referred to as "Buyer").

          WHEREAS, Seller is a natural gas producer and has available to it, either through its own production or through contracts with other producers, natural gas in volumes adequate to meet the volumes requested by Buyer as hereinafter specified; and

          WHEREAS, Buyer wishes to purchase gas and have it delivered to its operations in West Virginia; and

          WHEREAS, Seller is willing to sell and deliver to Buyer and Buyer desires to purchase from Seller natural gas in the volumes and at the Contract Price specified in this Agreement.

          NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, Seller and Buyer agree as follows, to-wit:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     1.1 The terms "Additional Prepayments" shall mean the First Additional Prepayment and the Second Additional Prepayment

1.2 The term "Basis Quote" shall mean the quoted difference between the price for gas at the Henry Hub in Louisiana and the price quoted for gas at locations where Columbia Gas Transmission Corporation delivers gas to the "Connecting Party" points set forth on Schedule "A" for a specified Month.

1.3     The  term  "Btu"  shall  mean  one  (1)  British  thermal  unit.

1.4     The  term  "Contract  Annual  Volume"  shall  mean  3,990,180  Dth.

1.5     The term "Contract Price" shall have the meaning assigned in Article II.

1.6 The term "Contract Year" shall mean a period of one (1) year commencing on the Date of First Delivery, as specified herein, and each succeeding one (1) year period thereafter.

1.7 The term "Date of First Delivery" shall be the date on which gas is first delivered by the Seller to the Buyer which date shall be no earlier than July 1, 2001.

1.8 The term "day" shall mean a period of twenty-four (24) consecutive hours, ending at 10:00 a.m., Charleston, West Virginia Time.

1.9     The  term  "Dth"  shall  mean  one  MMBtu.

1.10     The  term  "Event  of Default" shall have the meaning ascribed to it in
Article  6.5.

1.11 The term "First Additional Prepayment" shall mean the first $10 million Prepayment for Volume B Gas provided for in Article 3.2(i).

1.12 The term "First Delivery Notice" shall mean the written notice specifying the Date of First Delivery which shall be sent by the Buyer to the Seller at least sixty days before the Date of First Delivery; provided that such notice shall not identify a Date of First Delivery prior to July 1, 2001.

1.13     The  term  "Force  Majeure"  shall  have  the meaning ascribed to it in
Article  XIV.

1.14 The term "gas" shall mean natural gas which conforms to the quality specifications set forth in Article X hereof.

1.15 The term "Initial Prepayment" shall mean the $10 million payment made by Buyer to Seller at Closing for Volume A Gas, as described in Article 3.1.

1.16 The term "Interstate Pipeline" shall mean a natural gas company that is subject to regulation by and has a tariff on file with and approved by the Federal Energy Regulatory Commission.

1.17 The term "Letters of Credit" shall mean the two or more Letters of Credit as described in Article 3.2.

1.18     The  term  "Mcf"  shall  mean  one  thousand (1,000) cubic feet of gas.

1.19     The  term  "MMBtu"  shall  mean  one  million  (1,000,000)  Btu.

1.20 The term "Month" shall mean the period commencing at 10:00 a.m. Charleston, West Virginia time on the first day of the calendar month and ending at 10:00 a.m. Charleston, West Virginia time on the first day of the next calendar month.

1.21 The term "Nationally Recognized Natural Gas Marketer" shall mean marketing and/or trading companies none of whom are affiliated with either Buyer or Seller and who transport at least 1,000,000 Dth per Day in total on Interstate Pipelines and who certify that they transport at least 2% of their total transported gas on Columbia Gas Transmission.

1.22     The  term  "Point(s)  of  Delivery"  shall have the meaning assigned in
Article  IV.

1.23 The term "Second Additional Prepayment" shall mean the second $10 million prepayment for Volume B Gas as provided for in Article 3.2(ii).

1.24 The term "Transporter" or "Transporting Pipeline(s)" shall mean any third-party pipeline, gathering line or system, or local distribution company transporting and/or delivering gas to the Point(s) of Delivery under this Agreement.

                                   ARTICLE II
                                VOLUMES AND PRICE
                                -----------------

     2.1 Commencing on the Date of First Delivery indicated in the First Delivery Notice, Seller agrees to deliver to the Buyer at the Point(s) of Delivery the Contract Annual Volume, as follows: 3,644 Dth per day with respect to Volume A Gas and 7,288 Dth per day with respect to Volume B Gas unless mutually agreed otherwise.

     2.2 (a) Contract Annual Volume. The Contract Annual Volume is comprised of the following volume designations:

     (1)     1,330,060  Dth  is  designated  as  the  Volume  A  Gas;  and

     (2)     2,660,120  Dth  is  designated  as  the  Volume  B  Gas.

          (b) Nominations. Except as provided in Article 2.1(c) each day from and after the Date of First Delivery, Buyer is permitted and Seller shall honor Buyer's nominations to Seller to deliver (or cause to be delivered) to the Point(s) of Delivery the gas as follows:

               (i) at a minimum, Buyer shall nominate from Seller and Seller shall deliver (or cause to be delivered) at the Point(s) of Delivery no less than 2,500 MMBtu per day of Volume A Gas;

               (ii) at a maximum, Buyer may nominate from Seller up to 3,644 MMBtu per day of Volume A Gas and Seller shall, subject only to Force Majeure, deliver (or cause to be delivered) Buyer's nominated quantities at the Point(s) of Delivery;

               (iii) at a minimum, Buyer shall nominate from Seller and Seller shall deliver (or cause to be delivered) at the Point(s) of Delivery no less than 5,000 MMBtu per day of Volume B Gas; and,

               (iv) at a maximum, Buyer may nominate from Seller up to 7,288 MMBtu per day of Volume B Gas and Seller shall, subject only to Force Majeure, deliver (or cause to be delivered) Buyer's nominated quantities at the Point(s) of Delivery.

          (c)      Notwithstanding  the minimum and maximum volumes set forth in
Article 2.1 (b) (i)-(iv) above, Buyer shall, on or before November 1st of each Contract Year provide Seller with a schedule identifying the minimum and maximum daily and monthly nominations on an operating or market area basis on the Columbia Gas Transportation Corporation system for the next ensuing months of December, January and February ("Buyer's Schedule"). Buyer may revise its nominations during such months, provided however that any such revised nominations for any operating or market area specified in Buyer's Schedule shall not be less than the minimum nor more than the maximum for any day as set forth in Buyer's Schedule, except as mutually agreed in writing by the parties.

     2.3     The Contract Price for gas delivered hereunder shall be as follows:

          (1) The Contract Price for Volume A Gas shall be at an Index monthly variable price which shall be equal to the settlement prices for the NYMEX Gas futures contract for deliveries during each Month of such Contract Year, as quoted for each such Month in the issues of The Wall Street Journal published on the last trading day prior to the beginning of such Month plus an amount in cents per Dth equal to the arithmetic average Basis Quote as received by Buyer from three (3) Nationally Recognized Natural Gas Marketers for the differential between the NYMEX settlement location at the Henry Hub Louisiana, and Columbia Gas Transmission City Gates in West Virginia, which Basis Quotes are provided to Buyer within the last four business days prior to the start of such Month.

(2) The Contract Price for Volume B Gas shall be at an Index monthly variable price which shall be equal to the settlement prices for the NYMEX Gas futures contract for deliveries during each Month of such contract year, as quoted for each such Month in the issues of The Wall Street Journal published on the last trading day prior to the beginning of such Month plus an amount in cents per Dth equal to the average Basis Quote as received by Buyer from three
(3) Nationally Recognized Natural Gas Marketers for the differential between the NYMEX settlement location at the Henry Hub Louisiana, and Columbia Gas Transmission City Gates in West Virginia, which Basis Quotes are provided to Buyer within the last four business days prior to the start of such Month minus $0.15 (fifteen cents) per Dth.

     2.4 Volume A Gas will be invoiced and credited against the Initial Prepayment. If Seller elects to obtain the Additional Prepayments as provided in Article 3.2, then Volume B Gas will be invoiced and credited against the Additional Prepayments. From and after Seller's receipt of the Additional Prepayments, the deliveries of Volume A Gas and Volume B Gas on each day will be allocated for the purpose of Contract Pricing as follows: the daily nominated quantities of Volume B Gas will be deemed to have been delivered in their entirety prior to delivery of any Volume A Gas quantities. Provided, however, that if there is any shortage in total deliveries by Seller (as compared to nominations by Buyer to Seller) the deliveries of Volume A Gas and Volume B Gas on each day will be allocated for the purpose of Contract Pricing as follows: the daily nominated quantities of Volume A Gas will be deemed to have been delivered in their entirety prior to delivery of any Volume B Gas quantities.

2.5 Unless and until Seller exercises its right to receive the Additional Prepayments by posting the Letter(s) of Credit as provided in Article 3.2, Seller shall have no obligation to deliver the Volume B Gas.

2.6 Seller shall furnish Buyer a statement within fifteen (15) days after the last day of each month in which gas is delivered pursuant to this Agreement showing the volumes so delivered during the preceding Calendar Month and reflecting the Contract Price due for such deliveries and showing proper credit of all Initial and Additional Prepayments made by Buyer.

                                   ARTICLE III
                            CLOSING AND CONSIDERATION
                            -------------------------

     3.1 Upon execution and delivery of this Agreement, the Buyer shall pay to the Seller in immediately available funds the sum of Ten Million Dollars ($10,000,000.00) as consideration for the purchase and delivery of the Volume A Gas over the term of this Agreement (the "Initial Prepayment").

     3.2 At Seller's sole discretion, Seller may, at any time after execution of this Agreement, upon two (2) business days written notice to Buyer, require Additional Prepayments from Buyer by posting a letter or letters of credit as described below and in a form acceptable to Buyer, and Buyer shall pay to Seller in immediately available funds, within ten (10) business days of the posting of such letter or Letters of Credit, the amounts so designated as Additional Prepayments for the gas to be delivered pursuant to this Agreement:

(1) Seller may post an irrevocable letter of credit in the amount of Ten Million Dollars ($10,000,000.00), at Seller's sole expense and Buyer will prepay Ten Million Dollars ($10,000,000.00) to Seller (the "First Additional Prepayment"). At Seller's option, the First Additional Prepayment may be secured by two (2) letters of credit in the amount of Five Million Dollars ($5,000,000) each.

(2) At any time after the making of the First Additional Prepayment, or simultaneously therewith, Seller may post an additional Ten Million Dollars ($10,000,000.00) irrevocable letter of credit, the reasonable cost of which shall be reimbursed to Seller by Buyer, and Buyer will prepay an additional Ten Million Dollars ($10,000,000.00) to Seller (the "Second Additional Prepayment").

The letters of credit referenced in Section 3.2(i) and (ii) above are sometimes collectively referred to herein as the "Letters of Credit." The Letters of Credit (or any of them) shall be proportionately reduced by an amount equal to the Contract Price for the volumes of gas delivered by Seller to Buyer hereunder, as such deliveries are made.

                                   ARTICLE IV
                              POINT(S) OF DELIVERY
                              --------------------

     4.1 The Point(s) of Delivery for all gas to be delivered hereunder shall be the point(s) designated as the "Connecting Party" points within the Columbia Gas Transmission Corporation operating areas on Schedule A attached hereto. The Point(s) of Delivery may be changed only by mutual agreement.

                                    ARTICLE V
                                      TERM
                                      ----

     5.1 This Agreement shall be effective from the date hereof. Deliveries of gas shall commence on or after July 1, 2001 and shall terminate (subject to the provisions of Article VI) when the aggregate Contract Price with respect to Volume A and Volume B gas, if any, delivered to Buyer during the term of this Agreement equals or exceeds the Initial Prepayment and Advance Prepayments.

                                   ARTICLE VI
                                   TERMINATION
                                   -----------

     6.1     In the event that the Contract Price, calculated in accordance with
Article 2.2(i) with respect to Volume A Gas delivered to Buyer during the term of this Agreement equals or exceeds Ten Million Dollars ($10,000,000.00), Seller's obligations hereunder with respect to Volume A Gas shall automatically terminate.

     6.2     In the event that the Contract Price, calculated in accordance with
Article 2.2(ii), with respect to Volume B Gas delivered to Buyer during the term of this Agreement, equals or exceeds, the total amount of any Additional
Prepayments elected to be received by Seller, Seller's obligations hereunder with respect to Volume B Gas shall automatically terminate.

6.3     Seller  shall  have  the  right, at its sole discretion and upon fifteen
(15) days prior notice, to terminate this Agreement at any time during the term hereof by paying to Buyer an amount equal to the difference between the Contract Price for all volumes delivered to Buyer and credited against the Initial
Prepayment and any Additional Prepayment pursuant to this Agreement and the original prepayments paid by Buyer to Seller.

6.4 Seller shall have the right to terminate this Agreement upon the occurrence and continuation for thirty (30) business days or longer of any default by Buyer in making any payment due under this Agreement.

6.5 Buyer shall have the right to terminate this Agreement upon the occurrence and continuation for thirty (30) days or longer of any of the following specified Events of Default. In addition, Buyer shall have such rights as Buyer shall have been granted pursuant to the Letters of Credit referred to in Article III hereof and the rights specified in Article VII. For purposes of this Article VI, the following events shall constitute "Events of Default" by Seller: (i) failure of the Seller to pay any amount due hereunder within thirty (30) days after the same becomes due, and (ii) failure of the Seller to supply natural gas to the Buyer or pay the price of replacement gas as required in Article VII, each in accordance with the terms of this Agreement, when due.

6.6 Buyer shall have the right to terminate this Agreement if Seller is unable to deliver gas in accordance with the provisions hereof for a period of 60 days as a result of a continuing event of force majeure.

6.7 If Buyer terminates this Agreement in accordance with Articles 6.5 and 6.6, Seller shall pay to Buyer, no later than 15 days after the date of termination, an amount equal to the difference between the Contract Price for all volumes delivered to Buyer and credited against the Initial Prepayment and any Additional Prepayment pursuant to this Agreement and the original prepayments paid by Buyer to Seller.

                                   ARTICLE VII
                         LIMITATION OF LIABILITY/ REMEDIES
                         ---------------------------------

     7.1 If Seller fails to deliver any quantity of gas that it is required to deliver under this Agreement, Buyer may purchase replacement gas. When Buyer purchases replacement gas, Buyer will use commercially reasonable efforts to purchase for delivery a quantity of gas not to exceed the quantity of gas which Seller failed to deliver and Buyer shall make such purchases at fair market prices on a spot basis. Upon such event, Buyer shall invoice Seller and Seller shall pay Buyer on a monthly basis an amount equal to the cost of such replacement gas plus any discounts applicable to such gas as Volume B Gas plus all transportation costs incurred by Buyer in connection with purchasing such replacement gas and having it delivered to the Point(s) of Delivery. Upon payment of the aforesaid amount, said sums will constitute liquidated damages for Seller's failure to perform its obligations hereunder and shall be Buyer's sole remedy for Seller's failure to so perform. In the event Seller fails to pay such damages within thirty days, Buyer may exercise its rights under the Letters of Credit.

7.2 If Buyer fails to accept delivery of the Contract Annual Volume (other than (i) as a result of an event of Force Majeure, or (ii) as a result of a default or an Event of Default by Seller hereunder or (iii) as permitted under
Article XII), Buyer shall reimburse Seller for the actual damages, if any, incurred by Seller as a result of its failure to use the firm capacity reserved by Seller for the transportation of gas pursuant to this Agreement, and for all other costs or losses incurred by Seller as a result of Buyer's failure to accept delivery of such volumes.

7.3 Other than as expressly provided herein, neither Seller nor Buyer shall be responsible or liable for any lost profits, or special, incidental, indirect or consequential damages of any kind, whether grounded in contract, breach of warranty, or tort (including, but not limited to, negligence and strict liability) or arising from any other legal theory.

7.4 THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING
WARRANTIES  OF  MERCHANTABILITY  AND  FITNESS  FOR  A  PARTICULAR  PURPOSE  AND
WARRANTIES  ARISING  FROM  COURSE  OF  DEALING  OR  USAGE  OF  TRADE.)

                                  ARTICLE VIII
                                  TAXESARTICLE
                                  -----
                                   5     TAXES
                                         -----
     8.1 The Contract Price described in Article II hereof includes all taxes, duties and inspection fees presently imposed by any federal, state or local government in respect to or measured by the gas delivered hereunder, which taxes, duties and fees shall be paid by Seller insofar as they pertain to Seller's operations prior to Seller's delivery of gas to Buyer at the Point(s) of Delivery. Except for state severance taxes, corporate income taxes, franchise taxes and ad valorem taxes applicable to Seller, all new taxes, duties and inspection fees, which may at any time in the future be imposed by federal, state or local government, in respect to or measured by the gas delivered hereunder or the delivery, receipt or usage thereof, at or after the Point(s) of Delivery, shall be paid by Buyer. If Buyer is entitled to purchase gas free of any tax, fee or charge, the Buyer shall furnish to Seller proper exemption certificates to cover such purchases.

                                   ARTICLE IX
                                  MEASUREMENT
                                  -----------

     9.1 As stated herein, the gas to be sold hereunder shall be delivered to the Point(s) of Delivery and Seller shall cause the Transporter, or its duly appointed agents, to read the meter, furnish, place and remove any and all recording gauge charts, calculate the deliveries and perform any other service pertaining to the routine operation of the meter.

                                    ARTICLE X
                                     QUALITY
                                     -------

     10.1 The gas shall be sold and delivered in its natural state, without the previous extraction of any valuable substance. The applicable Transporter's rules, guidelines, and policies, as may be changed from time to time, shall define the quality and heating value of the gas to be delivered hereunder. Any quality and heating value standards of Transporter's contracts are hereby expressly incorporated herein by reference as if completely set out, and shall be applicable to and binding upon Seller and upon all natural gas sold by Seller to Buyer. The heating value in Btus of gas at the Point(s) of Delivery shall not be less than one thousand (1,000) Btus per standard cubic foot.

                                   ARTICLE XI
                                DELIVERY PRESSURE
                                -----------------

     11.1 Seller shall cause Transporter to deliver gas to Buyer at the varying line pressures available from time to time in Transporter's pipeline adjoining the Point(s) of Delivery.

                                   ARTICLE XII
                                     REFUSAL
                                     -------

     12.1 Buyer, at its option, may refuse to accept delivery of any natural gas (a) not meeting the quality specifications set out in Article X, or (b) not meeting the delivery pressure specifications set out in Article XI. If Buyer notifies Seller of such refusal, Seller shall promptly use its best efforts to cause such natural gas to satisfy such specifications, and if such specifications are not promptly (and in any event within 10 days) satisfied, Seller shall use its best efforts to locate, purchase and transport, at Seller's expense, replacement natural gas of a quality at least equal to the natural gas intended to be delivered hereunder. If Seller is unable to provide replacement gas under this Article XII, Seller's obligations to provide replacement gas or pay under Article VII hereof shall apply.

                                  ARTICLE XIII
                      POSSESSION OF GAS AND WARRANTY OF TITLE
                      ---------------------------------------

     13.1     Control  of  Gas.  Seller  shall  be deemed to be the owner and in
              ----------------
control and possession of the gas to be delivered hereunder until it shall have been physically delivered to Buyer at the Point(s) of Delivery specified in
Article IV above, after which Buyer shall be deemed to be the owner and in control and possession thereof.

13.2     Division  of  Responsibility.  Buyer  shall have no responsibility with
         ----------------------------
respect to any gas delivered hereunder until it is physically delivered to Buyer at the Point(s) of Delivery, or on account of anything which may be done, happen or arise with respect to said gas before such delivery; and Seller shall have no responsibility with respect to said gas after such delivery to Buyer, or on account of anything which may be done, happen, or arise with respect to said gas after such delivery.

13.3     Warranty  of  Title.  Seller warrants specifically the title to the gas
         -------------------
delivered to the Buyer hereunder against the claims of all persons claiming by, through or under the Seller, and the Seller further warrants the right to sell and deliver such gas free and clear of all liens, encumbrances and claims created by the Seller. In addition, Seller agrees that it will indemnify Buyer and save Buyer harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses arising from or out of (i) adverse claims of any or all persons to the gas to be delivered hereunder, or (ii) any liens, encumbrances, or other title defects relating to the gas to be delivered hereunder.

                                   ARTICLE XIV
                                  FORCE MAJEURE
                                  -------------

     14.1 Neither Seller nor Buyer shall be deemed in breach hereof for nonperformance hereunder (except nonperformance of any obligation to make payment of amounts payable hereunder when due) when such nonperformance is due to any act, omission or circumstance occasioned by or in consequence of any acts of God, strikes, lockouts, acts of the public enemy, war, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, and any other cause, whether of the kind herein enumerated or otherwise, in each case not reasonably within the control of the party claiming an event of Force Majeure and which, by the exercise of due diligence, such party is unable to prevent or overcome, in each case with respect to the Seller, to the extent affecting the Seller's owned or operated gas reserves or the Seller's ability to transport its gas to the Buyer. Failure to prevent or settle any strike or strikes shall not be considered to be a matter within the control of the party claiming suspension.

14.2 Such causes or contingencies affecting the performance hereunder by either Seller or Buyer, however, shall not relieve it of liability in the event of its concurring negligence or in the event of the failure to use best efforts by the party claiming Force Majeure to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall causes or contingencies affecting such performance relieve either party from its other obligations under this Agreement, even should it cause this Agreement to be extended beyond the termination date.

                                   ARTICLE XV
                             SUCCESSORS AND ASSIGNS
                             ----------------------

     15.1 This Agreement shall extend to and be binding upon the parties hereto, their successors and assigns. The Seller shall not assign this Agreement or any of its rights or obligations hereunder unless it first shall have obtained the consent thereto in writing of the Buyer, provided, however, that Buyer shall not unreasonably withhold such consent, and provided further that Seller may assign its rights under this Agreement to any affiliate of Seller without Buyer's consent and further, may mortgage, pledge or assign for financing purposes its right to receive payments hereunder without Buyer's consent. The Buyer may not assign its rights hereunder without Seller's consent which shall not be unreasonably withheld; provided, however, that in no event shall any such assignment expand the obligations of Seller hereunder; and provided, further, that the Buyer may assign its rights and obligations under
--------   -------
this Agreement to any wholly owned subsidiary of Allegheny Energy, Inc. without the consent of the Seller.

                                   ARTICLE XVI
                                WAIVER OF DEFAULT
                                -----------------

     16.1 No waiver by either party of any one or more defaults by the other in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character. No single or partial exercise of any right, remedy, power or privilege hereunder shall in any way preclude any other or farther exercise thereof or the exercise of any other right, remedy, power or privilege.

                                  ARTICLE XVII
                              RULES AND REGULATIONS
                              ---------------------

     17.1 If any valid future laws, orders, rules or regulations of duly constituted authorities having jurisdiction have the effect of altering or amending the provisions of this Agreement, the parties shall continue the performance of this Agreement as so altered or amended; provided, however, that such alterations or amendments shall not alter or change the consideration paid by Buyer to Seller, the term of this agreement, or the volumes of gas to be delivered hereunder.

                                  ARTICLE XVIII
                                  GOVERNING LAW
                                  -------------

     18.1 All questions concerning the validity or the meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of West Virginia, except to the extent specifically required by federal law.

                                   ARTICLE XIX
                               COMPLETE AGREEMENT
                               ------------------

     19.1 This document contains the entire agreement between the parties and supersedes all prior or contradictory discussions or negotiations, representations or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on either party unless made in writing and signed by each party to this Agreement.

                                   ARTICLE XX
                                    HEADINGS
                                    --------

     20.1 The captions or headings preceding the various parts of this Agreement are inserted solely for the convenience of the parties hereto and shall not be considered or given effect in construing this Agreement, or in connection with the intent, rights, duties or liabilities of the parties.

                                   ARTICLE XXI
                                     NOTICES
                                     -------

     21.1 Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by facsimile or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

IF  TO  ENERGY  CORPORATION  OF  AMERICA
----------------------------------------

     Energy  Corporation  of  America
          Attn:  John  Mork
          4643  S.  Ulster
          Suite  1100
          Denver,  CO  30237

WITH  COPIES  TO:
----------------

          Goodwin  &  Goodwin,  LLP
          Attn:  Thomas  R.  Goodwin
          1500  One  Valley  Square
          P.O.  Box  2107
          Charleston,  WV  25328-2107

IF  TO  ALLEGHENY:
-----------------

          Allegheny  Energy,  Inc.
          Attn:  Peter  Dailey,  Director
          800  Cabin  Hill  Drive
          Greensburg,  PA  15601-1689

AND:
---

          Allegheny  Power
          Tom  Henderson,  General  Counsel
          1310  Fairmont  Avenue
          Fairmont,  WV  26554

WITH  COPIES  TO:
----------------

          Baker  Botts,  LLP
          Attn:  Sarah  Dietrich
          One  Shell  Plaza
          910  Louisiana,  38th  Floor
          Houston,  Texas   77002

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:                                ENERGY  CORPORATION  OF  AMERICA

                                  By:     /S/ John Mork
                                       ------------------------------------
                                                John Mork
                                 Its:  President and Chief Executive Officer


BUYER:                                 ALLEGHENY  ENERGY  SERVICE  CORPORATION

                                  By:     /S/ Jay Pifer
                                       ------------------------------------
                                                Jay  Pifer
                                 Its:  Senior  Vice  President


Schedule  A
Schedule  of  Point(s)  of  Delivery

Point(s)  of  Delivery  at  which  Buyer  is  permitted  to  nominate  to  receive  deliveries  of  gas  from  Seller under  Gas  Purchase  and  Sale  Agreement  between  ENERGY  CORPORATION  OF  AMERICA and  ALLEGHENY  ENERGY,  INC.  Dated  December  20,  1999.

STATE  COMPANY         PIPELINE  ZONE NAME    POINT NAME               CONNECTING PARTY                 POINT CODE  DRN
WV. .  Barbour         TCO       Op. Area 8   E America Energy No. 4   Eastern American Energy              631241   28279
WV. .  Boone           TCO       Op. Area 3   Twilight                 CNG Transmission Corporation            224   28290
WV. .  Braxton         TCO       Op. Area 3   Flatwoods/Hope           Hope Gas Inc                         834482  224727
WV. .  Clay            TCO       Op. Area 10  Wagner Gas Company       Wagner Gas Company                   834153
WV. .  Jackson         TCO       Op. Area 3   MGC - Peake              Peake Energy Inc.                    830115   28388
WV. .  Kanawha         TCO       Op. Area 3   Roaring Fork             Cranberry Pipeline Corporation   G4          129346
WV. .  Kanawha         TCO       Op. Area 3   Charleston               Tennessee Gas Pipeline Company   B7           28418
WV. .  Kanawha         TCO       Op. Area 3   Broad Run                Tennessee Gas Pipeline Company   B9           28421
WV. .  Marshall        TCO       Op. Area 8   Rosbeys Rock             Texas Eastern Transmission       C11          28462
WV. .  Monroe          TCO       Op. Area 3   WV Power Alderson        West Virginia Power                  834348  224620
WV. .  Putnam          TCO       Op. Area 3   Lanham                   Cranberry Pipeline Corporation   G1           60006
WV. .  Raleigh         TCO       Op. Area 3   Fitz/Park - Cabot (Off)  Cabot Corporation                    829575  153571
WV. .  Raleigh         TCO       Op. Area 3   Bradley                  Cranberry Pipeline Corporation   G3          129348
WV. .  Randolph        TCO       Op. Area 10  Coronado                 Tennessee Gas Pipeline Company   B19         129370
WV. .  Tyler           TCO       Op. Area 9   Tyler Transportation     Hope Gas Inc                     C20295      157571
WV. .  Upshur          TCO       Op. Area 8   Upshur Properties        Mountaineer Gas Company              635252  247986
WV. .  Wayne           TCO       Op. Area 3   North Ceredo             Tennessee Gas Pipeline Company   B6           28600
WV. .  Wetzel          TCO       Op. Area 8   Fallen Timber            Equitrans Inc                    K1           39018
WV. .  Wetzel          TCO       Op. Area 8   Bayer Corporation        Bayer Corporation                    634916  222385
WV. .  Wirt            TCO       Op. Area 3   Rockport                 CNG Transmission Corporation            142   28634
WV. .  Wirt            TCO       Op. Area 8   E America Energy No. 3   Eastern Pipeline                     631235  157572
WV. .  Wood            TCO       Op. Area 3   D Darenco No 1           Eastern Pipeline                     832255  157591
WV. .  Wood            TCO       Op. Area 3   Gas Transport            Gas Transport Inc                    830319  157573
WV. .  Wyoming         TCO       Op. Area 3   Ocsar Nelson             CNG Transmission Corporation     N3          286044
WV. .  Wyoming         TCO       Op. Area 3   Tanner                   Cranberry Pipeline Corporation   G5          129350
WV. .  Non-Geographic  TCO       Op. Area 8   Blacksville Oil and Gs   Blacksville Oil and Gas Company           6  25235+
WV. .  Non-Geographic  TCO       Op. Area 3   Bluefield Gas Co         Bluefield Gas Company                     7   28468
WV. .  Non-Geographic  TCO       Op. Area 8   Cameron Gas Company      Cameron Gas Company                       9   28464
WV. .  Non-Geographic  TCO       Op. Area 3   Mountaineer Op - 03      Mountaineer Gas Company                  27   28573
WV. .  Non-Geographic  TCO       Op. Area 8   Mountaineer Op - 03      Mountaineer Gas Company                  29  141253
WV. .  Non-Geographic  TCO       Op. Area 10  Mountaineer Op - 10      Mountaineer Gas Company                  28  141254


_us, current TCO gas delivery locations, or proposed location(s) to be constructed as interconnections between
Columbia Gas Transmission (TCO) and Allegheny Energy, Inc. affiliate(s) located, in one or more of the following counties in West Virginia, Pennsylvania or maryland which are within the TCO operationsal Areas
(as defined 2/1/1999) and known as Op. Area(s) 3,8, or 10 in the counties listed below.

STATE  COUNTY        PIPELINE  ZONE NAME
WV. .  Barbour       TCO       Op. Area 8
WV. .  Boone         TCO       Op. Area 3
WV. .  Braxton       TCO       Op. Area 3
WV. .  Cabell        TCO       Op. Area 3
WV. .  Clay          TCO       Op. Area 10
WV. .  Jackson       TCO       Op. Area 3
WV. .  Kanawha       TCO       Op. Area 3
WV. .  Marshall      TCO       Op. Area 8
WV. .  Mingo         TCO       Op. Area 3
WV. .  Monroe        TCO       Op. Area 3
WV. .  Pendleton     TCO       Op. Area 8
WV. .  Pendleton     TCO       Op. Area 3
WV. .  Putnam        TCO       Op. Area 3
WV. .  Raleigh       TCO       Op. Area 3
WV. .  Randolph      TCO       Op. Area 10
WV. .  Roane         TCO       Op. Area 3
WV. .  Summers       TCO       Op. Area 3
WV. .  Tyler         TCO       Op. Area 8
WV. .  Upshur        TCO       Op. Area 8
WV. .  Wayne         TCO       Op. Area 3
WV. .  Wetzel        TCO       Op. Area 8
WV. .  Wirt          TCO       Op. Area 8
WV. .  Wirt          TCO       Op. Area 3
WV. .  Wood          TCO       Op. Area 3
WV. .  Wyoming       TCO       Op. Area 3
PA. .  Beaver        TCO       Op. Area 8
PA. .  Cameron       TCO       Op. Area 8
PA. .  Centre        TCO       Op. Area 8
PA. .  Clinton       TCO       Op. Area 8
PA. .  Crawford      TCO       Op. Area 8
PA. .  Elk           TCO       Op. Area 8
PA. .  Fayette       TCO       Op. Area 8
PA. .  Greene        TCO       Op. Area 8
PA. .  Indiana       TCO       Op. Area 8
PA. .  Jefferson     TCO       Op. Area 8
PA. .  Lawrence      TCO       Op. Area 8
PA. .  McKean        TCO       Op. Area 8
PA. .  Somerset      TCO       Op. Area 8
PA. .  Washington    TCO       Op. Area 8
PA. .  Westmoreland  TCO       Op. Area 8
MD. .  Baltimore     TCO       Op. Area 10
MD. .  Montgomery    TCO       Op. Area 10